Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2015 on the consolidated financial statements of Allegiance Bancshares, Inc. contained in Registration Statement No. 333-206536 of Allegiance Bancshares, Inc. on Amendment 1 to Form S-1.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Dallas, Texas
December 16, 2015